Exhibit 99.1

For Further Information Contact:

Doug McBurnie
CEO & President
Phone: (408) 934-7500
Fax: (408) 935-7600

Sipex Announces Formal SEC Investigation

(Milpitas, CA – February 18, 2005) – As previously announced, Sipex Corporation (NASDAQ: SIPX) has commenced an internal investigation into the Company’s financial and transactional records with regard to revenue recognition for the fiscal years ended December 31, 2003 and January 1, 2005. Today, Sipex announced that the Securities and Exchange Commission (SEC) has commenced a formal investigation into the same matters. The Company is cooperating with the SEC’s investigation.

About Sipex

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (ICs). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in automotive, portable products, computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional offices in Belgium, Canada, China, Germany, Japan, Taiwan and the UK. Sipex sells products direct and through its distribution channels. For more information about Sipex, visit www.sipex.com.

###